Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196302

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

SUPPLEMENT NO. 6, DATED DECEMBER 18, 2014,
TO THE PROSPECTUS, DATED AUGUST 20, 2014

This prospectus supplement, or this Supplement No. 6, is part of the prospectus of American Realty Capital Healthcare Trust III, Inc., or the Company, dated August 20, 2014, or the Prospectus, as supplemented by Supplement No. 1, dated September 23, 2014, or Supplement No. 1, Supplement No. 2, dated October 20, 2014, or Supplement No. 2, Supplement No. 3, dated October 22, 2014, or Supplement No. 3, and Supplement No. 4, dated November 6, 2014, or Supplement No. 4, and Supplement No. 5, dated November 21, 2014, or Supplement No. 5. This Supplement No. 6 supplements, modifies or supersedes certain information contained in the Prospectus and Supplement Nos. 1 through 5 and should be read in conjunction with the Prospectus and Supplement Nos. 1 through 5. This Supplement No. 6 will be delivered with the Prospectus and Supplement Nos. 1 through 5. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 6 are to, among other things:

•	include disclosure relating to the engagement of Deloitte & Touche, LLP to provide internal audit services to us;
•	update certain investor suitability standards;
•	update our prior performance information;
•	replace Appendix C-1 — American Realty Capital Healthcare Trust III, Inc. — Subscription Agreement; and
•	replace Appendix C-2 — Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Engagement of Deloitte & Touche, LLP

On December 11, 2014, AR Capital, LLC, the parent of our sponsor, announced that it will engage Deloitte & Touche, LLP, or Deloitte, to provide outsourced internal audit services on behalf of the publicly registered, nontraded companies that AR Capital, LLC directly or indirectly sponsors, including us. Pursuant to the engagement, Deloitte will work with our management to develop an annual risk-based internal audit work plan and budget which will be presented to our audit committee for approval, provide our audit committee with a quarterly update on its work and formally report the results of its work to our audit committee.

PROSPECTUS UPDATES

Investor Suitability Standards

The disclosure under the section entitled “Investor Suitability Standards — Nebraska” as added by Supplement 5 is hereby replaced with the following.

“Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s investment in us and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.”

The disclosure under the section entitled “Investor Suitability Standards — Tennessee” on page iii of the Prospectus is hereby replaced with the following disclosure.

“Tennessee

•	A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile). In addition to: either (i) having a net worth (excluding home, home furnishings, and automobiles), of at least $70,000 and a gross income of at least $70,000; or (ii) having a net worth (excluding home, home furnishings, and automobiles) of at least $250,000, a Tennessee resident’s maximum investment in us shall not exceed 10% of his or her liquid net worth (excluding home, home furnishings, and automobiles).”

Management

The ninth sentence of Mr. Schorsch’s biography as added by Supplement No. 3 is hereby replaced with the following disclosure.

“Mr. Schorsch also served as the chairman of ARCP since its formation in December 2010 until December 2014, and as the chief executive officer of ARCP since its formation in December 2010 until October 2014.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the disclosure under the sub-heading “— Programs of Our Sponsor” appearing prior to the sub-heading “Liquidity of Prior Programs” which remains unchanged, as included in Supplement Nos. 3 and 4.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of November 30, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of November 30, 2014, NYRT had total real estate-related assets of $2.5 billion, comprised of 24 properties and real estate-related assets. As of September 30, 2014, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.6 million for acquisition costs related to its portfolio of properties. On December 17, 2014, the closing price per share of NYRT was $10.77.

Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc., or PECO, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO was incorporated as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PE-ARC filed its registration statement with the SEC, which became effective on August 12, 2010. PECO invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. On December 3, 2014, PECO and American Realty Capital II Advisors, LLC, which is wholly owned by AR Capital, LLC, terminated their advisory agreement, effective immediately. Such termination was “without cause.” As of November 30, 2014, PECO had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 181.6 million shares of common stock in its public offering and $77.9 million from its distribution reinvestment program. As of November 30, 2014, PECO had acquired 136 properties and had total real estate investments at cost of $2.1 billion. As of September 30, 2014, PECO had incurred, cumulatively to that date, $186.6 million in offering costs for the sale of its common stock and $38.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. On June 1, 2014, HCT entered into an Agreement and Plan of Merger with Ventas, Inc., a Delaware corporation and its subsidiary. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval and satisfaction of customary closing conditions. As of November 30, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of November 30, 2014, ARC HT owned 154 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million for acquisition costs related to its portfolio of properties. On December 17, 2014, the closing price per share of ARC HT was $12.03.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of November 30, 2014, ARC RCA had received aggregate gross proceeds of $936.3 million, which includes the sale of 92.9 million shares in its public offering and $12.6 million from its distribution reinvestment plan. As of November 30, 2014, ARC RCA owned 17 properties with an aggregate purchase price of $525.8 million. As of September 30, 2014, ARC RCA had incurred, cumulatively to that date, $93.2 million in offering costs for the sale of its common stock and $7.2 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011. As of November 30, 2014, ARC DNAV had received aggregate gross proceeds of $24.6 million, which includes the sale of 3.7 million shares in its public offering and $1.0 million from its distribution reinvestment plan. As of November 30, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of September 30, 2014, ARC DNAV had incurred, cumulatively to that date, $7.3 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed a follow on offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. Following the closing of ARCP’s merger with CapLease, Inc., ARCP converted all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of its common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1.1 million Series C Shares into 1.4 million shares of its common stock. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by the independent members of both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP's net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief financial officer, who is one of the non-controlling owners of the parent of our sponsor, but does not have a role in the management of our sponsor’s or our business. Although ARCP was previously sponsored by the parent of our sponsor, ARCP is a separate company that is no longer sponsored by the parent of our sponsor. We and ARCP have independent accounting teams as well as separate and unique accounting systems, and no shared accounting resources.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of November 30, 2014, ARC Global had received aggregate gross proceeds of $1.8 billion which includes the sale of 173.2 million shares in its public offering and $40.5 million from its distribution reinvestment plan. As of November 30, 2014, ARC Global owned 296 properties with an aggregate base purchase price of $1.4 billion. As of September 30, 2014, ARC Global had incurred, cumulatively to that date, $188.7 million in offering costs for the sale of its common stock and $61.9 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion, which included the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of November 30, 2014, ARC HT II received aggregate gross proceeds of $2.1 billion, which includes the sale of 82.0 million shares in its public offering and $36.5 million from its distribution reinvestment plan. As of November 30, 2014, ARC HT II owned 98 properties with an aggregate purchase price of $1.2 billion. As of September 30, 2014, ARC HT II had incurred, cumulatively to that date, $229.1 million in offering costs for the sale of its common stock and $21.6 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, ARC RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of November 30, 2014, ARC RFT received aggregate gross proceeds of $356.1 million, which includes the sale of 14.2 million shares in its public offering and $4.2 million from its distribution reinvestment plan. As of November 30, 2014, ARC RFT had 42 real estate mortgage debt investments with a total carrying value of $385.5 million and CMBS investments with a fair value of $50.6 million. As of September 30, 2014, ARC RFT had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. On November 24, 2014, ARCT V announced an estimated per share net asset value for its common stock of $23.50. As of November 30, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.0 million shares in its public offering and $76.4 million from its distribution reinvestment plan. As of November 30, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $49.8 million for acquisition costs related to its portfolio of properties.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of November 30, 2014, PECO II received aggregate gross proceeds of $533.9 million from the sale of 21.5 million shares in its public offering and 5.7 million from its distribution reinvestment plan. As of November 30, 2014, PECO II owned 16 properties at an aggregate purchase price of $255.3 million. As of September 30, 2014, PECO II had incurred, cumulatively to that date, $52.3 million in offering costs for the sale of its common stock and $2.1 million in acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 16, 2013, ARC HOST filed its registration statement with the SEC, which was declared effective by the SEC on January 7, 2014. As of November 30, 2014, ARC HOST received aggregate gross proceeds of $216.2 million from the sale of 8.7 million shares in its public offering and $1.6 million from its distribution reinvestment plan. As of November 30, 2014, ARC HOST owned six properties at an aggregate purchase price of $112.0 million. As of September 30, 2014, ARC HOST had incurred, cumulatively to that date, $15.8 million in offering costs for the sale of its common stock and $7.6 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of November 30, 2014, BDCA had raised gross proceeds of $1,691.0 million which includes the sale of 149.7 million shares in its public offering and $56.2 million from its distribution reinvestment plan. As of November 30, 2014, BDCA’s investments, at amortized cost, were $1.9 billion. As of September 30, 2014, BDCA had incurred, cumulatively to that date, $158.8 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of November 30, 2014, AEP had raised gross proceeds of $4.6 million which includes the sale of 0.2 million shares in its public offering. As of November 30, 2014, AEP had made no investments. As of September 30, 2014, AEP had incurred, cumulatively to that date, $2.6 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of November 30, 2014, ARC NYCR received aggregate gross proceeds of $469.8 million from the sale of 18.8 million shares in its public offering and $3.4 million from its distribution reinvestment plan. As of November 30, 2014, ARC NYCR owned four properties at an aggregate purchase price of $262.5 million. As of September 30, 2014, ARC NYCR had incurred, cumulatively to that date, $36.7 million in offering costs for the sale of its common stock and $2.2 million for acquisition costs related to its portfolio of properties.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT sponsored by American Realty Capital and is co-sponsored by UDF Holdings, L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of November 30, 2014, UDF V received aggregate gross proceeds of $6.4 million from the sale of 0.3 million shares in its public offering. As of November 30, 2014, UDF V had made no investments. As of September 30, 2014, UDF V had incurred, cumulatively to that date, $4.9 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of November 30, 2014, ARC Global II received aggregate gross proceeds of $19.3 million from the sale of 0.8 million shares in a private placement. As of November 30, 2014, ARC Global II had not acquired any properties. As of September 30, 2014, ARC Global II had incurred, cumulatively to that date, $1.8 million in offering costs for the sale of its common stock.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of November 30, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of November 30, 2014, ARC RCA II had not acquired any properties. As of September 30, 2014, ARC RCA II had incurred, cumulatively to that date, $1.8 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of November 30, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of November 30, 2014, BDCA II had not made any investments. As of September 30, 2014, BDCA II had incurred, cumulatively to that date, $1.5 million in offering costs for the sale of its common stock.”

Subscription Agreements

The form of subscription agreement included as Appendix C-1 to this Supplement No. 6 hereby replaces Appendix C-1 to the Prospectus.

The form of multi-offering subscription agreement included as Appendix C-2 to this Supplement No. 6 hereby replaces Appendix C-2 to the Prospectus.

APPENDIX C-1

C-1-1

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EFFECTIVE DECEMBER 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached Substitute IRS Form W-9 in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______ City ______ State/Province ______ Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

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EFFECTIVE DECEMBER 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust III, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Healthcare Trust III, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I/we authorize American Realty Capital Healthcare Trust III, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Healthcare Trust III, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Healthcare Trust III, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Healthcare Trust III, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Healthcare Trust III, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Healthcare Trust III, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

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EFFECTIVE DECEMBER 15, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	Owner	Co-Owner
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC-HT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in ARC-HT III and its affiliates.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT III and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC-HT III offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC-HT III common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-HT III for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC-HT III for this offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's investment in ARC-HT III and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing Programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

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C-1-9

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 – The United States or any of its agencies or instrumentalities

3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 – A corporation

6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 – A futures commission merchant registered with the Commodity Futures Trading Commission

8 – A real estate investment trust

9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

10 – A common trust fund operated by a bank under section 584(a)

11 – A financial institution

12 – A middleman known in the investment community as a nominee or custodian

13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947(a)(1)

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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APPENDIX C-2

ARC Daily NAV	ARC Global II	ARC RFT	BDCA	Grocery Center REIT II	ARC Hospitality	NYC REIT	AECP	RPT

VERSION 13
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. **IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.** IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

C-2-2

C-2-3

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

Date of Agreement *(for trusts only)*

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (**W-8BEN, W-8ECI, W-8EXP or W-8IMY**) in order to make an investment.

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City / State/Province / Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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C-2-5

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C-2-7

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		
For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-8

C-2-9

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Daily NAV for a Pennsylvania investor is 10% of his or her net worth. The minimum offering amount in Pennsylvania is $75,000,000. Pennsylvania investors' subscriptions will be held in escrow until ARC Daily NAV has raised an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Washington resident's net worth.		

For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in ARC RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Missouri Securities Division.

C-2-10

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)

C-2-11

C-2-12

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in NYC REIT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.

C-2-13

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYC REIT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investors' maximum investment in the ARC Hospitality will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-14

C-2-15

6 ***Continued***

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners, LP ("AECP") Investors Only *(Continued)*:		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AECP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
New Mexico and Oregon residents only: I/we understand that I/we must not make an investment in AECP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		
Ohio residents only: In addition to the standard suitability requirements, it shall be unsuitable for an Ohio investor's aggregate investment in AECP's units, shares of AECP's affiliates, and in non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AECP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
Pennsylvania residents only: Additionally, Pennsylvania investors' subscriptions will be held in escrow until AECP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in the Partnership does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		

RREEF Property Trust, Inc. ("RPT") Investors Only:		
I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.		
I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.		
I/we am/are purchasing the shares for the account referenced above.		
I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.		
Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-16

C-2-17

6[b]

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 8-2013))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (If in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)________________________________

Check appropriate box:

☐ Individual/Sole Proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ________

☐ Other

Exempt payee code (if any) ____________________ **Exemption from FATCA reporting code** (if any) ____________________

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

6[b] **FOR AECP INVESTORS ONLY.**

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ________________________________

Co-Owner Signature (if applicable) ________________________________

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-18

C-2-19

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 13: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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